EXHIBIT 4.2

                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT (this "Agreement"), dated as of August 17, 1998, between Insilco Holding Co., a Delaware corporation (the "Company"), and National City Bank, as Warrant Agent under the warrant agreement referred to below (the "Warrant Agent").

                              W I T N E S S E T H:

                  WHEREAS, Silkworm Acquisition Corporation, a Delaware corporation ("Silkworm"), has heretofore executed and delivered to the Warrant Agent a warrant agreement (the "Warrant Agreement"), dated as of the date hereof, providing for the issuance of 138,400 Warrants (the "Warrants") to purchase 44,850 shares of common stock, par value $.001 per share (the "Common Stock"), of Silkworm;

                  WHEREAS, Silkworm has been merged with and into the Company;

                  WHEREAS, pursuant to Section 20 of the Warrant Agreement the Warrant Agent is authorized to execute and deliver this Agreement; and

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Warrant Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Warrants as follows:

                  1. ASSUMPTION. The Company hereby assumes all of the obligations of Silkworm under the Warrant Agreement and the Warrants and, hereafter, shall be deemed the "Company" for all purposes under the Warrant Agreement and the Warrants.

                  2. NEW YORK LAW TO GOVERN. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

                  3. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                         [Signatures on following page]


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.

Dated:  August 17, 1998              INSILCO HOLDING CO.


                                     By: ______________________________
                                          Name:
                                          Title:

Dated:  August 17, 1998              NATIONAL CITY BANK


                                     By: ______________________________
                                          Name:
                                          Title: